NON-QUALIFIED STOCK OPTION
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     ENERGIZER  HOLDINGS,  INC.  (the  "Company"), effective September 18, 2000, grants this Non-Qualified Stock Option to H. Fisk Johnson ("Optionee") to purchase a total of 10,000 shares of Common Stock of the Company ("Common Stock") at a price of $____ per share pursuant to its Energizer Holdings, Inc. 2000 Incentive Stock Plan (the "Plan"). Subject to the provisions of the Plan and the following terms, Optionee may exercise this Option from time to time by tendering to the Company written notice of exercise together with the purchase price in cash, or in shares of Common Stock at their Fair Market Value as determined by the Board of Directors of the Company (the "Board"), provided that such shares have been held for at least six months.

1.     Normal  Exercise.  This  Option becomes exercisable at the rate of 20% of
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the total shares on September 18 in each of the years 2001, 2002, 2003, 2004 and
2005. This Option remains exercisable through September 17, 2010 unless Optionee is no longer serving as a Director of the Company, in which case the Option is exercisable only in accordance with the provisions of paragraph 3 below.

2.     Acceleration.  Notwithstanding  the  above,  any  shares  not  previously
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forfeited  under  this  Option  will  become fully exercisable before the normal exercise dates set forth in paragraph 1 hereof upon the occurrence of any of the following events while Optionee is serving on the Board:

     a.     death  of  Optionee;

b.     declaration  of  Optionee's  total  and  permanent  disability;

     c.     retirement,  resignation  or  other  termination  from the Board; or

     d.     a  Change  of  Control  of  the  Company.

3.     Exercise  After Certain Events.  Upon the occurrence of any of the events
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described  below,  any  shares  that  are exercisable upon such occurrence shall remain exercisable during the period stated below, but, in any event, not later than September 17, 2010:

     a. Upon Optionee's retirement, resignation or other termination from the Board (other than a termination related to a declaration of forfeiture as described below), declaration of total and permanent disability or death, such shares that are exercisable (including any shares that are accelerated because of such events) shall remain exercisable for five years thereafter; or

     b.     If  the  Board  determines  that  this Option is forfeit pursuant to
Section IV of the Plan because Optionee engages in competition with the Company or an Affiliate, or Optionee engages in any activity or conduct contrary to the best interests of the Company or any Affiliate, such shares that are then exercisable shall remain exercisable for seven days after such determination.


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4.     Forfeiture.  This  Option  is  subject  to forfeiture for the reasons set
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forth  in  Section  IV.A.1,  3  or  4 of the Plan.  If there is a declaration of forfeiture, those shares that are exercisable at the time of the declaration may be exercised as set forth in paragraph 3 hereof; all other shares are forfeited.

5.     Definitions.  Unless  otherwise  defined  in  this  Non-Qualified  Stock
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Option,  defined  terms  used herein shall have the same meaning as set forth in the  Plan.

     "Change of Control" shall occur when (i) a person, as defined under securities laws of the United States, acquires beneficial ownership of more than 50% of the outstanding voting securities of the Company; or (ii) the directors of the Company immediately before a business combination between the Company and another entity, or a proxy contest for the election of directors, shall, as a result thereof, cease to constitute a majority of the Board of Directors of the Company of any successor to the Company.


6.     Severability.  The invalidity or unenforceability of any provision hereof
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in  any  jurisdiction  shall  not  affect  the validity or enforceability of the remainder hereof in that jurisdiction, or the validity or enforceability of this Non-Qualified Stock Option, including that provision, in any other jurisdiction. To the extent permitted by applicable law, the Company and Optionee each waive any provision of law that renders any provision hereof invalid, prohibited or unenforceable in any respect. If any provision of this Option is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible.



ACKNOWLEDGED  AND  ACCEPTED:          ENERGIZER  HOLDINGS,  INC.

____________________________
Optionee
                                   By:_________________________
____________________________          J.  Patrick  Mulcahy
Date                                  Chief  Executive  Officer